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                                                                   EXHIBIT 23.1


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      KPMG LLP
      CHARTERED ACCOUNTANTS                             Telephone (416) 228-7000
      Yonge Corporate Centre                            Telefax   (416) 228-7123
      4100 Yonge Street Suite 200                       www.kpmg.ca
      Toronto ON M2P 2H3
      Canada





                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
724 Solutions Inc.

We consent to the incorporation by reference in the registration statements (Nos. 333-98837, 333-55760 and 333-42142) on Form S-8 of 724 Solutions Inc. of
our report dated January 21, 2003 relating to the consolidated balance sheets of 724 Solutions Inc., as of December 31, 2002 and 2001, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three-year period ended December 31, 2002, which report appears in the December 31, 2002, annual report on Form 10-K of 724 Solutions Inc.



/s/  KPMG LLP


Chartered Accountants
Toronto, Canada
March 4, 2003